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EXHIBIT 13.2

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Telemig Celular Participações S.A. (the “Company”), does hereby certifies, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2007.

By: /s/ Oscar Thompson
Name	: Oscar Thompson
Title:	Chief Financial Officer